RICHARDSON ELECTRONICS, LTD.
                EMPLOYEES 1999 STOCK PURCHASE PLAN

     Richardson Electronics, Ltd. (the "Company") hereby establishes the Richardson Electronics, Ltd. Employees 1999 Stock
Purchase Plan (the "Plan"), an employee stock purchase plan as defined in Section 423(b) of the Internal Revenue Code of 1954.

                            Article I
                             Purpose
     The purpose of the Plan is to provide Employees with an opportunity to acquire a proprietary interest in the Company through the exercise of options to purchase shares of the Common stock of the Company. It is the judgment of the Board that the acquisition of a proprietary interest in the Company by its Employees will increase their personal interest in its growth and progress and encourage them to remain in the Company's employ, thereby promoting the interests of the Company and all its stockholders. The Company intends that the Plan shall qualify as an "employee stock purchase plan" within the meaning of Section 423(b) of the Code.

                            Article II
                           Definitions
     The following words and terms, as used in the Plan, shall have the respective meanings hereinafter set forth unless a different meaning is clearly required by the context. Whenever appropriate, words used in the singular shall be deemed to include the plural, and the masculine gender shall be deemed to include the feminine gender.
     2.1  Board.  The Board of Directors of the Company.
     2.2 Code. The Internal Revenue Code of 1954, as now in effect or as hereafter amended.
     2.3 Committee. The Stock Option Committee or such other committee appointed by the Board in accordance with the provisions of Article IV to administer the Plan.
     2.4 Common Stock. The common stock, $.05 per share par value, of the Company.
     2.5 Company. Richardson Electronics, Ltd., a corporation organized and existing under the laws of the State of Delaware, and any successor to it.
     2.6 Employee. Any individual employed by and receiving compensation from the Company or a Related Company.
     2.7 Exercise Date. The last business day prior to the expiration of the term of an Option, or, if an Option expires on a pay day, the day of expiration of the term of such Option.
     2.8 Grant Date. The date on which the Company makes an Offering under the Plan.
     2.9 Offering. A grant of Options under the Plan to all Participants.
     2.10 Option. An option to purchase shares of the Common Stock granted by the Company pursuant to an Offering under the Plan .
     2.11 Option Price. The purchase price of the Common Stock subject to an Option, as set forth in Article XII.
     2.12 Optionee. A Participant who elects to participate in an Offering under the Plan in accordance with the provisions of
Article VII.
     2.13 Participant. An Employee who satisfies the eligibility requirements set forth in Article V.
     2.14 Plan. The Richardson Electronics, Ltd. Employees 1999 Stock Purchase Plan, as set forth herein, as may be amended from time to time hereafter.
     2.15 Related Company. As of any Grant Date, the term "Related Company" shall include all "parents" and "subsidiaries" (as hereinafter defined) of the Company. A "parent" shall be any corporation that owns stock possessing at least 50% of the total combined voting power of all stock of the Company or of another parent. A "subsidiary" shall be any corporation if stock possessing at least 50% of the total combined voting power of all stock of such corporation is owned by the Company or by another subsidiary.


                           Article III
                      Shares Subject to Plan
     3.1 The total number of shares of the Common Stock which are available for purchase upon the exercise of Options under the Plan shall be One Hundred Fifty Thousand (150,000) shares, subject to appropriate adjustment as provided in Article XIX
     3.2 The shares of the Common Stock issued to an Optionee upon the exercise of an Option shall be made available, in the discretion of the Board, either from the authorized but unissued Common Stock or from any Common Stock reacquired by the Company, including Common Stock purchased in the open market by the Company.
     3.3 If an Offering shall terminate and all shares of the Common Stock available for purchase thereunder are not purchased by the Optionees, the unpurchased shares of the Common Stock subject to the Offering shall become available for the granting of Options in other Offerings.
     3.4 Anything to the contrary notwithstanding, if at any time during the term of the Plan the available shares of the Common Stock in connection with any Offering are oversubscribed for by the Optionees, the Committee may, in its sole discretion, either:
     (a) increase the number of shares of the Common Stock in the Offering, provided that the Committee shall not have the authority to increase the total number of shares of the Common Stock which are available for purchase under the Plan, as set forth in Section
3.1 above, or the maximum number of shares of Common Stock which an Optionee may purchase in the Offering, as set forth in Sections
10.1 and 10.2 below; or
     (b) make a pro rata allocation of the available shares of the Common Stock allocated to such Offering in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable.
     3.5 In the event that the Committee elects to make a pro rata allocation (as described in Section 3.4(b) above), the payroll deductions elected by the Optionees shall be appropriately reduced to properly effectuate such allocation and the Committee shall give written notice of such reduction to each Optionee.

                            Article IV
                          Administration
     4.1 The authority to control and manage the operations and administration of the Plan shall be vested exclusively in the Committee.
     4.2 The Committee shall be appointed by the Board and shall consist of not fewer than two (2) members of the Board. All members of the Committee shall be persons who are "Non-Employee Directors" as that term is defined by Rule 16b-3 of the Securities and Exchange Commission as in effect and interpreted from time to time. In the event of any vacancy in the membership of the Committee, a successor member shall be appointed by the Board to fill such vacancy as promptly as practical.
     4.3 The Committee shall fix the Grant Dates and shall give written notice to the Participants of each Offering, specifying the number of shares of the Common Stock available for purchase in such Offering.
     4.4 The Committee shall be authorized to interpret the Plan and may from time to time adopt such rules and regulations for carrying out the purpose of the Plan as it deems appropriate in its sole discretion. Any such interpretations shall be final and binding unless otherwise determined by the Board.
     4.5 No member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to the Plan.
     4.6 The Committee may in its discretion from time to time determine the method and timing of fixing the applicable exchange rates for Optionees whose compensation is not paid in United States currency.

                            Article V
                           Eligibility
     5.1 Each Employee who is employed by the Company or a Related Company who the Committee has designated as a Related Company whose employees may participate shall be eligible to participate in, and be granted an Option under, the Plan. For purposes of this Plan, an Employee shall not include any individual whose customary employment with the Company or a Related Company is for twenty (20) hours or less per week or is for not more than five (5) months in any calendar year.
     5.2 Anything to the contrary notwithstanding, no Employee may participate in, and be granted an Option under, the Plan if, immediately after the Option is granted, such Employee would own stock possessing 5% or more of the total voting power of all classes of stock of the Company or of any Related Company. For purposes of determining the ownership of the Common Stock by an Employee, the stock attribution rules of Section 425(d) of the Code shall apply and the maximum number of shares of the Common Stock which the Employee could purchase under such Option pursuant to
Section 10.1, and the maximum number of shares of stock which the Employee could purchase under all other outstanding options (whether or not issued under this Plan) granted by the Company or by any Related Company, shall be treated as then owned by such Employee.

                            Article VI
                      Common Stock Offerings
     6.1 The Committee shall, from time to time, fix a Grant Date on which the Company shall grant Options to purchase such aggregate number of shares of the Common Stock as the Company, in its sole discretion, shall determine. The Committee shall, at least thirty
(30) days prior to any Grant Date fixed by it, give written notice of the Offering to all Participants.
     6.2 No Grant Date shall precede or coincide with the Expiration Date of a previously granted Option.

                           Article VII
                      Participation in Plan
     7.1 Participants may become Optionees by completing and delivering to the Personnel Department of the Company such election and other forms as may be required by the Committee, including a payroll deduction form, no later than ten (10) days prior to a Grant Date or such earlier date as the Committee may require in its written notice of the Offering. Such payroll deduction form shall become effective as of the Grant Date. An Optionee may not have more than one payroll deduction form in effect simultaneously.
     7.2 Payroll deductions for an Optionee shall commence on the first pay day on or after the Grant Date and shall end on the last pay day prior to the expiration of the Option (as set forth in Article XI below) or, if the Option expires on a pay day, on that day, unless sooner terminated by the Optionee as provided in
Article XV below.

                           Article VIII
                        Payroll Deductions
     8.1 Each payroll deduction form delivered by an Optionee shall (a) state the percentage of the Optionee's base compensation which shall be deducted from his regular paycheck on each pay day during the term of the Option, (b) authorize the purchase of shares of the Common Stock for the Optionee on the Exercise Date and (c) specify the exact name (or names, subject to Section 16.3 below) in which the shares of the Common Stock purchased for the Optionee are to be issued by the Company.
     8.2 An Optionee may authorize payroll deductions in any full percentage of his base compensation (before withholding and any other deductions), up to but not more than ten percent (10%), in effect on the Grant Date; provided, however, that for purposes of determining base compensation hereunder, an Optionee's annual base compensation in excess of Two Hundred Fifty Thousand Dollars ($250,000) shall be excluded. Notwithstanding the preceding, if amounts withheld are in excess of the amount necessary to acquire the maximum number of shares of Common Stock set forth in Section
10.1 or 10.2, no further amounts shall be withheld, and any excess shall be refunded to such Optionee.
     8.3 An Optionee shall not be entitled to increase or decrease the amount of his payroll deduction during the term of an Option.
     8.4 Whenever an adjustment in an Optionee's base compensation occurs during the term of an Option, the amount of such Optionee's payroll deduction shall be automatically adjusted to reflect such change, unless the Optionee indicates otherwise. Notwithstanding the preceding sentence, if increases in an Optionee's base compensation during the term of an Option would result in amounts being withheld in excess of the amount necessary to acquire the maximum number of shares of Common Stock set forth in Section 10.1 or 10.2, no further amounts shall be withheld, and any excess shall be refunded to such Optionee.
     8.5 All payroll deductions made on behalf of an Optionee shall be credited to his separate account maintained under the Plan, as set forth in Article XVIII below.
     8.6 An Optionee may discontinue his participation in an Offering as provided in Article XV below, but no other change can be made by the Optionee during the term of an Option.

                            Article IX
                      Conditions to Options
     All Options granted in an Offering under this Plan shall be evidenced by agreements in such form as the Committee shall from time to time recommend and the Board shall approve; provided, however, that all Optionees shall have the same rights and privileges (except in connection with the number of shares of the Common Stock which may be purchased by an Optionee on the basis of his annual base compensation).

                            Article X
                       Granting of Options
     10.1 As of each Grant Date, the Optionees shall be granted Options for as many full shares of the Common Stock as they shall be able to purchase with the amount of payroll deductions previously authorized by them and credited to their respective separate accounts during the term of the Option; provided, however, that the maximum number of full shares of Common Stock which may be purchased by an Optionee under the Option granted on any Grant Date shall not exceed the amount which could be purchased by the amount of payroll deductions authorized by such Optionee if his base compensation during the period of the Option were equal to 150% of the amount of his base compensation on such Grant Date. The Committee may set a different uniform percentage of base compensation for any Offering by written notice included in the notice specified in Section 6.1, but may not thereafter alter such percentage for such Offering.
     10.2 Anything to the contrary notwithstanding, no Optionee shall be granted an Option which would permit his right to purchase shares of the Common Stock or any other class of stock under the Plan or any other employee stock purchase plan (as defined in Section 423(b) of the Code) maintained by the Company or by a Related Company to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of fair market value of such stock (determined on the Grant Date) for each calendar year in which such Option is outstanding. For purposes of this Section 10.2, (a) the right to purchase stock under an option accrues when the option (or any portion thereof) first becomes exercisable during the calendar year, (b) the right to purchase stock under an option accrues at the rate provided in the option but in no case may such rate exceed Twenty-Five Thousand Dollars ($25,000) of fair market value of such stock (determined on the Grant Date) for any one calendar year, and
(c) a right to purchase Common Stock which has accrued under an Option granted pursuant to the Plan may not be carried over to any other Option.

                            Article XI
                         Term of Options
     The term of each Option shall expire on the last business day of the eleventh calendar month commencing after the calendar month which includes the Grant Date.

                           Article XII
                           Option Price
     The Option Price shall be equal to the lesser of:
     (i) an amount equal to eighty-five percent (85%) of the Fair Market Value (as that term is defined below) of the Common Stock at the time such Option is granted; or
     (ii) an amount equal to eighty-five percent (85%) of the Fair Market Value of the Common Stock at the time of the exercise of the Option.
For purposes of this Article XII, the term "Fair Market Value" of the Common Stock shall be defined as an amount equal to either (a) the mean of the closing bid and asked quotations in the over-the-counter market on such date (rounded up to the nearest cent), as reported by the National Association of Securities Dealers Automated Quotation System, or (b) in the event the Common Stock is listed on any exchange, the last sale price on such exchange on such date or, if there are no sales on such date, the mean of the bid and asked prices (founded up to the nearest cent) for the Common Stock on such exchange at the close of business on such date.

                           Article XIII
                       Exercise of Options
     Unless an Optionee gives written notice of termination to the Company as provided in Article XV below, Options shall be exercised automatically for him on the Exercise Date for the purchase of the number of full shares of the Common Stock which the balance of the payroll deductions credited to such Optionee's separate account during the term of the Option shall purchase at the Option Price.

                           Article XIV
                     Delivery of Certificates
     The Company shall deliver to an Optionee certificates representing the shares of the Common Stock purchased by him upon the exercise of an Option as soon as practical after the end of an Offering. At the expiration of the term of an Option the Company shall make a cash payment equal to the balance of any payroll deductions previously credited to such Optionee's separate account during the term of the Option which have not been used for the purchase of shares of the Common Stock.

                            Article XV
                      Termination of Options
     An Optionee may terminate an Option by giving written notice of termination to the Committee prior to the Exercise Date, in such manner as the Committee may require. Such written notice shall terminate the Optionee's participation in an Offering and his payroll deductions shall terminate effective as of the end of the next pay period in the fiscal quarter of the Company in which the written notice of termination is received by the Committee. After the termination of an Option the Company shall make a cash payment equal to the balance of any amount held in the Optionee's separate account. An Optionee's termination of employment with the Company or a Related Company for any reason (including death or disability) while an Offering is outstanding shall be deemed the equivalent of the written notice of termination described above and shall be effective as of the date of the Optionee's termination of employment.

                           Article XVI
                      Rights as Stockholder
     16.1 An Optionee shall not have any interest in shares of the Common Stock subject to an Option until such Option is exercised by him.
     16.2 An Optionee who has exercised an Option shall not be entitled to any of the rights or privileges of a stockholder of the Company, including but not limited to the right to vote the shares and the right to receive any dividends which may be declared by the Company with respect to the shares, until such time as stock certificates representing the shares are issued to him.
     16.3 Certificates for shares of the Common Stock shall be issued to an Optionee as soon as practical after the end of the Offering and, when issued, shall be registered in the name of the Optionee or, if the Optionee so directs in his payroll deduction form, in the names of the Optionee and such other person as may be designated by the Optionee, as joint tenants with right of survivorship, to the extent permitted by applicable law.

                           Article XVII
                  Non-Transferability of Options
     An Optionee's rights with regard to the exercise of an Option are exercisable only by him during his lifetime and such rights may not be assigned, transferred, pledged or otherwise disposed of in any way by the Optionee other than by his last will and testament or by the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition by the Optionee shall be without effect, except that the Company may treat such act as an election to terminate an Option in accordance with Article XV above.

                          Article XVIII
                      Accounts of Optionees
     Payroll deductions received or held by the Company under this Plan shall not be used by the Company for any corporate purpose and the Company shall segregate such payroll deductions in separate accounts. On the Exercise Date, payroll deductions shall be withdrawn in accordance with Article XIII above. No interest shall be paid to an Optionee in connection with any payroll deductions held in such separate accounts by the Company.


                           Article XIX
                          Anti-Dilution
     In the event that the number of outstanding shares of the Common Stock shall be changed by reason of split-ups or combinations of shares or recapitalizations or by reason of stock dividends, the number of shares of the Common Stock subject to the Plan not yet granted as Options, the number of shares of the Common Stock then subject to Options granted under an Offering and the Option Price payable upon the exercise of an Option by an Optionee shall be appropriately adjusted, as determined by the Board, so as to give proper effect to such changes. Anything to the contrary notwithstanding, no adjustment shall be made hereunder which would result in a modification of the Options in a manner which would disqualify the Plan as an "employee stock purchase plan" under the provisions of Section 423(b) of the Code or which would cause the Options to be considered new options under Section 425(b) of the Code.

                            Article XX
                            Amendment
     20.1 The Company shall have the right at any time to amend the Plan by action of its Board without obtaining the approval of the stockholders of the Company. Any amendment to the Plan shall be set forth in writing.
     20.2 Anything to the contrary notwithstanding, the Company shall not amend the Plan without obtaining the approval of the stockholders of the Company if such amendment:
     (a) increases the number of shares of the Common Stock that are reserved for issuance under the Plan;
     (b) alters the classification of Employees eligible to be Participants;
     (c)  increases the Option Price;
     (d)  impairs the rights of any Optionee without his consent;
or
     (e) would cause the Plan to fail to qualify as an "employee stock purchase plan" as defined in Section 423(b) of the Code.

                           Article XXI
                           Termination
     21.1 The Company shall have the right at any time to terminate the Plan by action of its Board without obtaining the approval of the stockholders of the Company.
     21.2 Upon the termination of the Plan, shares of the Common Stock purchased by Optionees shall be issued to them as if it were the end of an Offering. Any termination of the Plan shall be effected so that the then existing rights of all Optionees shall not be adversely affected.

                           Article XXII
                       Application of Funds
     Any proceeds received by the Company from the sale of shares of Common Stock may be used for any corporate purpose.

                          Article XXIII
                              Notice
     Any notice to the Company required under this Plan shall be in writing and shall either be delivered in person or sent by registered or certified mail, return receipt requested, postage prepaid, to the Company at its offices at 40W267 Keslinger Road, P.O. Box 393, LaFox, Illinois 60147-0393, Attention: Stock Option Committee.

                           Article XXIV
                          Effective Date
     The Plan is effective April 13, 1999. The Plan shall be submitted to the stockholders for approval not later than April 12, 2000. If the Plan has not been approved, it shall terminate on such date in accordance with Article XXI, and all Options outstanding on such date shall be exercised as provided in Section 21.2.